Exhibit 99.1

TELES and New World Brands Join Forces at Fall VON
Boston 2007 to Deliver NGN Solutions to the North
American Market
Tuesday October 30, 6:00 am ET

BOSTON--(BUSINESS WIRE)--TELES, the German NGN telecom solution provider (Deutsche Boerse Prime Standard:TLI), and New World Brands, Inc. (OTCBB:NWBD:OB) today announced the official launch of TELES USA at this year’s Fall VON event in Boston.

TELES USA will deliver next generation network (NGN – Class 4 & Class 5) and customer premise equipment (CPE) VoIP products as well as fixed-wireless products to the North American market. The TELES USA offering will include the TELES advanced product line together with expert sales outreach, post-sales assistance packages and a product training program.

“We’re delighted to officially launch TELES USA at this year’s Fall VON event,” stated David Kamrat, CEO of NWBD. “TELES USA provides a broad product portfolio featuring advanced NGN solutions for the carrier and enterprise markets of North America. TELES USA offers an advanced partner program which helps our VARs and distribution partners to enable the right solutions at the right price for today’s telecom market.”

“We are pleased to partner with NWBD to deliver complete NGN solutions for the North American telecom market,” said Eyal Ullert, TELES CO, Sales and Marketing. “TELES USA is an experienced sales organization which has over 10 years of telecom ‘know-how’ in this region of the world. The combination of TELES’ advanced product portfolio and NWBD’s world-class sales and service capabilities will allow us to meet the needs of customers in this rapidly expanding market.”

TELES and NWB Networks will officially unveil the TELES USA offering by displaying our range of carrier and enterprise solutions at this year’s Fall VON event in Boston. Please come and meet us in booth #1454 or sign up to attend one of our demonstration sessions in room 257A.

Note to Editors:

To find out more about TELES, TELES USA and TELES’ partner activities, you can visit TELES USA at Fall VON (Tuesday 30th October to Wednesday 31st) at the Boston Convention and Exhibition Center.

About TELES Communication Systems

TELES Communication Systems is a leading provider of next generation network (NGN) access gateways, network core elements, and solutions & applications to fixed, fixed-mobile convergence and NGN service providers.

With more than 200 carrier & service provider networks and millions of voice ports deployed worldwide, TELES has been a driving force in the telecoms landscape for more than two decades. We have been providing our customers with advanced VoIP solutions since 1996. Today our cluster-based architecture is showing the way forward for high demand global NGN implementations.

The TELES NGN portfolio allows you to realize your NGN future: from entry-level enterprise IADs through to NGN solutions for major carrier and service provider networks.

A Deutsche Boerse Prime Standard listed company with headquarters in Berlin, TELES is a global NGN player with a research and development commitment that is second to none. As well as placing ongoing investment into our German facilities, we have also expanded our R&D operations into Asia and the Middle East. We maintain solid international market presence through our Europe, Middle

East, and Latin and North American sales offices as well as our global network of distributors and system integrators.

Access Gateways

Business IADs, VoIP Gateways, Mobile Gateways

Core Elements

IP-TDM Platform, Media Gateway Controller, Media Gateways.

Solutions & Applications

NGN Backbone, IP Centrex and Residential Solutions, IMS Break-in/Out

Find out more:

http://www.teles.com/tcs

About New World Brands

New World Brands, Inc. is a global solutions provider synthesizing the wide-ranging proficiency of a VAR and the expertise of a service provider together with the cutting-edge mentality of an innovative research and development team. Our multi-divisional approach is designed to help businesses deploy the most effective technologies available in the evolving IP marketplace.

For more information, please visit our website at http://www.nwbtechnologies.com.

Safe Harbor

We caution readers that this Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise, are based on the Company’s current expectations or beliefs rather than historical facts concerning future events, and they are indicated by words or phrases such as (but not limited to) “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “think,” “intend,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. Forward-looking statements in this release also include statements about business and economic trends. Many factors may cause our actual results to differ materially from those described in forward-looking statements, including without limitation those described under “Certain Risk Factors” in our Annual Report on Form 10-KSB, as filed with the SEC on April 17, 2007, and specifically including the risk that management’s assumptions and analysis of the potential market for existing and new products, and our competitive position in that market, prove untrue, and the risk that management will not be able to successfully address changing market conditions.

Teles Communications Systems and New World Brands, Inc. also disclaim any duty to comment upon or correct information that may be contained in reports published by the investment community.

Contact:
New World Brands:
Tracy M. Habecker, 541-868-2900
thabecker@nwbnetworks.com
http://www.telesusa.com
or
TELES:
TELES Communication Systems
Sandra Vodene, +49 30 39928 122
marketing@teles.de
http://www.teles.de/tcs